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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 2004


                                   EMTEC, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                    0-32789                     87-0273300
(State of incorporation)    (Commission File No.)   (IRS Employer Identification No.)

                               572 Whitehead Road
                            Trenton, New Jersey 08610
                    (Address of principal executive offices)


                  Registrant's telephone number: (609) 528-8500


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

         See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         On December 10, 2004, we entered into an amendment to the Loan and Security Agreement with Bank of America Business Capital Corporation (successor by merger to Fleet Capital Corporation) ("BOA") extending our credit facility through November 21, 2006. This amendment increases our credit facility from $10 million to $12 million. We can borrow up to a lesser of $12 million minus the outstanding letter of credit obligations or 85% of eligible accounts receivable minus the outstanding letter of credit obligations. Interest on outstanding loans under our revolving credit facility with BOA is charged monthly at a fluctuating rate per annum equal to 0.25% above the Prime Rate and, at our option, interest on the outstanding loans may be charged at LIBOR plus 2.75%. We paid an amendment fee of $10,000 to BOA. All other material terms of this agreement remain unchanged.

         As of December 10, 2004, we were in compliance with all of our financial covenants and we had a $4.87 million outstanding balance under the credit facility and unused availability of $3.17 million.


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Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired - None

(b) Pro Forma Financial Information - None

(c) Exhibits:

    Exhibit No.           Description
    -----------           -----------

        10.1 Amendment to Loan and Security Agreement, dated as of December 10, 2004, between Bank of America Business Capital Corporation and Emtec, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2004


                                            Emtec, Inc.


                                            By:  /s/ Sam Bhatt
                                                 -------------
                                                 Sam Bhatt
                                                 Vice President of Finance